EXHIBIT 10.1

JOINT

VENTURE AGREEMENT                                             Page 1  of 8 Pages






THIS AGREEMENT made the                        day of May 2009



BETWEEN:

                  SEA 2 SKY CORPORATION, a corporation registered under the laws of Nevada, with an office at 2287 Slater Road, Ferndale, WA USA 98248.

                  (Hereinafter called the "SSKY")

                                                               OF THE FIRST PART
AND:

                  GATEWAY ASSOCIATES LLC. a corporation duly incorporated under the laws of the Lummi Indian Nation, WA USA 98248,

                  (hereinafter called the "Gateway")


WHEREAS:

     A. SSKY is a public corporation specializing in renewable energy and alternative energy supply and sources to the United States and international countries.

     B.   As part of its  operations  SSKY is  developing  long term  sources of
          supply  of  woody  biomass   alternative  fuels  in  pelletized  forms
          (hereinafter referred to as "Pellet Products").

     C. Pellet Products are used in various market places throughout the world for industrial, commercial and residential applications of heat, electricity and other uses.

     D. In addition, Pellet Products are used by various customers within the market place; with some of those customers being individual home users (hereinafter the "Retail Market"), governmental bodies, whether federal, military, state or local bodies or agencies (the "Institutional Market") and large industrial contractors (the "Industrial Market").

     E. In evaluating the US marketplace, SSKY is in the process of locating market access points into the Retail Market, the Institutional Market and Industrial Market.

     F. After research SSKY has determined that the Retail, Institutional and Industrial Markets are competitive in nature with the market for SSKY's Pellet Products is increasing in size and potential due to the increased US Government mandates in each of the Retail, Institutional and Industrial Markets via the stimulus funding set forth by the government.

     G. SSKY is in process of evaluating the Retail Market and various retail market entry points.

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VENTURE AGREEMENT

     H. Gateway is a corporation incorporated under the laws of the Lummi Nation and is controlled by Henry James.

     I.   Gateway is a  consulting  corporation  that has the ability to source,
          promote  and  to  propose   contracts  within  the  Institutional  and
          Industrial Markets (the "Referral Network").

     J. Gateway and Gateway's Referral Network contains parties who have distinctive market access rights to the Institutional and Industrial Markets through the usage of, access to and location on a Foreign Trade Zone (FTZ), a zone created under the Foreign-Trade Zones Act of 1934, (see US Code Title 19-Customs Duties) which can allow and facilitate the movement of any international SSKY Pellet Products into the United States potentially without or with reduced import duties as applicable as well as significant tax and possible grant incentives in doing business within a Historically underutilized Business (HUB) Zone and the Domestic Sovereign Lummi Nation.

     K. Further, Gateway and Gateway's Referral Network contains parties who have distinctive market access rights to the Institutional and Industrial Markets through those parties various special designations under US law as noted hereunder.


     L. Gateway's current research shows that within the competitive Institutional and Industrial Marketplace the US government has created various incentive programs for certain demographic and minority based businesses in the Institutional Marketplace to an aggregate of 23% of the Federal Procurement Budget to compete; namely:

            a. Under US Public Law Public Law 108-183 and Veterans Administration Law 109-461. A requirement has been established to provide a strategic plan to have 3% mandated purchase requirements for Service-Disabled Veteran Owned Small Business (SDVOSB) from the Budget.
            b. Under Small Business Reauthorization Act of 1997 a business locating on a HUB Zone is eligible for Federal contracting preferences with the government having a further 3% for contract set-asides to HUB Zone-certified companies.
            c. Under SBA regulations ata small business is eligible for Federal contracting preferences with the government having up to a further 13% for contract set-asides to small business companies.
            d. Under SBA Reauthorization Act of 1999, SBA Regulations and other law, a business owned and operated by a Native American is eligible for Federal contracting preferences with the government having a further 5% for contract set-asides.

          (with these four category rights collectively referred to as the Special Category Business Rights" and the minority business referred to as "Special Category Businesses").
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VENTURE AGREEMENT

          Based on research, the cumulative mandate of the US government is the within the Institutional Market, businesses that have these Special Category Businesses Rights have the right under a contract set-aside to sell into the government on a priority basis of 23 % of the US federal Budget of $425,000,000,000 for a total contract preference of $97,750,000,000.

     M. In evaluating the Industrial Market, Gateway has determined that the US Government often requires that the industrial companies within the Industrial Market, provide a similar mandate of their own buying to Special Category Business companies in order at times to be eligible to continued contracting with the US government

     N. Based on current evaluation, currently only approximately one-quarter of this target amount is serviced, leaving approximately 17% of the federal procurement budget as an unmet market need. The current US federal procurement budget is estimated to be $425,000,000,000 dollars thereby leaving the unmet market need available to Special Category Businesses is as high as $72,250,000,000 Dollars (the "Institutional Market Unmet Demand").

     O. Although not quantifiable, Gateway is aware that the Industrial Market has similar type programs and will be of like size (the "Industrial Market Unmet Demand").

     P. The parties hereto agree to commence a Joint Venture between themselves in accordance with the terms of this agreement where Gateway will engage its Referral Network to allow SSKY to submit, promote and provide its Pellet Products and expertise to the Institution and Industrial Markets to tap into and start to meet the Institutional Market and Industrial Market Unmet Demand


NOW THEREFORE THIS AGREEMENT WITNESSETH THAT, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration now paid by each party to the other, the receipt and sufficiency whereof each party hereby acknowledges, the parties hereto hereby covenant and agree as follows:


1.       FORMATION AND ENGAGEMENT

1.01 In accordance with the terms of this agreement, Gateway agrees to pursue and provide to SSKY its Referral Network and use its best efforts and due diligence to assist SSKY to pursue that Referral Network to enable the SSKY to become a member of a teaming agreement or such similar role in the Special Category Business contracts as issued from time to time for the Pellet Products.

1.02 In performance of its obligations hereunder, Gateway shall promote to the Referral Network that SSKY:

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VENTURE AGREEMENT

     1.02.1.1 has a long term supply of Pellet Products

     1.02.1.2 the Pellet Products can be provided in a teaming  Agreement with a
              Special  Category  Business  to  pursue   the  Institutional   and
              Industrial Market Unmet Demand

     1.02.1.3 is prepared to promote its Pellet Products through the Referral Network in a fashion to meet as much of the Institutional and Industrial Market Unmet Demand.

1.03 In performance of its obligations hereunder, SSKY shall abide by the terms of this Agreement.


2.       TERM

2.01 This Agreement shall be effective as of the date of this agreement and, shall subject to the annual payment as stated in Schedule A, continue for a minimum seven year term from the date hereof. Thereafter, the agreement will automatically extend on a year by year basis provided SSKY remits the payment as set forth in Schedule A.


3.       PELLET PRODUCT PERFORMANCE AND INDEMNITY

3.01 SSKY acknowledges that in the sale of Pellet Products to Institutional and Industrial markets, certain criteria and performance conditions and bonding maybe required and that it is the sole responsibility of SSKY to comply with those conditions.

3.02 SSKY hereto covenants and agrees to indemnify and save the Gateway harmless from and against any loss, demand, suit, claim or damages resulting from the legal obligations of SSKY to third parties, and shall further save the Gateway harmless from and against, and shall defend against, any and all claims and damages of every kind arising out of any defects or failures in any of the Pellets, and damage, injury or death caused by any of the Pellets.


4.       TERMINATION

4.01     This Agreement may be terminated for any of the following reasons:

          4.01.1 Upon the occurrence of any material breach by either party of the terms and conditions of this Agreement and failure to cure such material breach within 30 days after receipt of written notice from the other party, the non-breaching party may, at its option, terminate this Agreement upon written notice.
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VENTURE AGREEMENT


          4.01.2 Upon the occurrence of bankruptcy or reorganization under bankruptcy laws, cessation of operations or assignment for the benefit of creditors of either party, the other party may terminate this Agreement upon written notice.

          4.01.3 Failure to remit the payments required to be paid under Schedule A to this Agreement.

          4.01.4 This Agreement may be terminated by mutual written agreement of both parties to terminate.

          4.01.5 The approval by the shareholders of the SSKY of a complete liquidation or dissolution of the SSKY.

4.02 Notwithstanding the foregoing, upon the occurrence of a material breach by either Party (the "Breaching Party"), which is not cured within the appropriate cure period, or other event giving rise to a right for either Party to terminate this Agreement, without limiting any other rights or remedies available, the Party which is not in material breach (the "Non-Breaching Party"), which has the right to terminate this Agreement may, at its option, terminate its own obligations of exclusivity under this agreement, such that the agreement remains binding against the Breaching Party for the remainder of the term but shall thereafter no longer be binding against the Non-Breaching Party.


5.       NOTICES

5.01 The parties hereto agree that notices shall only be in writing and shall be personally delivered, or sent by telex or telecopier, to the addresses, telex numbers or telecopier numbers first above noted, or to such other addresses, telex numbers or telecopier numbers as a party notifies the other in writing in the manner required herein.

         All notices shall be deemed delivered, upon actual receipt at the address, telex number or telecopier number set forth for the receiving party.


6.       JURISDICTION AND PROPER LAW

6.01 The parties hereto hereby agree that this Agreement, and the interpretation thereof, shall be governed by the laws of the State of Nevada. The parties further agree that the successful party in any civil proceeding with respect to this Agreement shall be entitled to full reimbursement of all its costs and expenses with respect to such proceeding, including costs on a solicitor and own client basis.

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VENTURE AGREEMENT


7.       GENERAL

7.01 This Agreement shall enure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

7.02     Time is of the essence of each provision of this Agreement.

7.03 This Agreement contains all of the terms and conditions agreed upon by the parties hereto with reference to the subject matter hereof. No other agreements, oral or otherwise, shall be deemed to exist or to bind either of the parties hereto, and all prior agreements and understandings are superseded hereby. No amendment of this Agreement shall be effective unless in writing and executed by both parties hereto.

7.04 Titles and headings used in this Agreement are for convenience only and shall not be deemed to affect the meaning or construction of any of the terms, provisions, covenants or conditions of this Agreement.

7.05 If any provision of this Agreement or the application thereof to any person or circumstances is determined, to any extent, to be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which the same is held invalid or unenforceable, will not be affected thereby, and each term and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law. This Agreement is intended to be interpreted, construed and enforced in accordance with the laws of the State of Nevada.

7.06 Trademarks, Trade Names and Copyright. Except as expressly provided herein, this Agreement does not give either party any ownership rights or interest in the other party's trade name, trademarks or copyrights.

7.07 Waiver. No failure or delay by either party in exercising any of its rights or remedies hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the party's provided in this Agreement are cumulative and not exclusive of any rights or remedies provided under this Agreement, by law, in equity or otherwise.

7.08 Independent Contractors. This Agreement shall not be construed to establish any form of partnership or agency of any kind between the parties; or to constitute either party as an agent, employee, or legal representative of the other; and nothing in this Agreement shall create any relationship between the parties other than that of an independent contractor. Neither party shall have any responsibility nor did liability for the actions of the other party, except as specifically provided herein. Neither party shall have any right or authority to bind or obligate the other in any manner or make any representation or warranty on behalf of the other. No profits, losses or costs will be shared under any provision of this Agreement or as a result of either
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VENTURE AGREEMENT


         party's efforts in connection  with any joint  opportunity and securing
         an  award  of  any  customer   contract.   There  are  no   third-party
         beneficiaries of this Agreement.

7.09 Further Assurances. Without limiting the generality of any provision of this Agreement, each party agrees that upon request of the other party, it shall, from time to time, do any and all other acts and things as may reasonably be required to carry out its obligations hereunder, to consummate the transactions contemplated hereby, and to effectuate the purposes hereof.

7.10 Expenses. Each party will pay its own expenses and costs incidental to the negotiation of the transactions contemplated by this Agreement, including legal and accounting fees.

7.11 Attorneys' Fees. If any party institutes an action, proceeding or arbitration against any other party relating to the provisions of this Agreement or any default hereunder, SSKY will be responsible for paying Gateway's legal fees and expenses and the SSKY will be required to reimburse Gateway or reasonable expenses and legal fees incurred by Gateway in connection with the resolution of such action or proceeding, including any costs of appeal.


7.12 Headings and Interpretation. The headings used in this Agreement are for convenience of reference only and shall not affect the meaning or construction of this Agreement.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.



Sea 2 Sky Corporation



--------------------------
David Siebenga, CEO




Gateway Associates LLC



--------------------------
Henry James, Chairman


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VENTURE AGREEMENT


                                   Schedule A


   Anniversary                                            License Fee

   Year 1                                                 $  10,000.00

   Year 2                                                 $  25,000.00

   Year 3                                                 $  50,000.00

   Year 4                                                 $100,000.00

   Year 5                                                 $100,000.00

   Year 6                                                 $100,000.00

   Year 7                                                 $250,000.00

   And on each subsequent                        The greater of $250,000 and
   Anniversary date of this                   1/2 of One percent of gross
   Agreement                                              sales of SSKY